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                                                                   EXHIBIT 24(a)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 24th day of July, 1997, the undersigned each constitutes and appoints Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-8 relating to the Brown-Forman Non-Employee Director Compensation Plan (the "Plan"), and any and all related amendments, exhibits, or appendices (including post-effective amendments); and

(b) to prepare, execute, and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in the issuance of shares under the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

BROWN-FORMAN CORPORATION



By:  /s/ Owsley Brown II
     Owsley Brown II
     Chairman & Chief Executive Officer


/s/ Barry D. Bramley                          /s/ Geo. Garvin Brown III
Barry D. Bramley                              Geo. Garvin Brown III

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Director                                     Director



/s/ Owsley Brown II                          /s/ Donald G. Calder
Owsley Brown II                              Donald G. Calder
Director                                     Director

/s/ Owsley Brown Frazier                     /s/ Richard P. Mayer
Owsley Brown Frazier                         Richard P. Mayer
Director                                     Director

/s/ Stephen E. O'Neil                        /s/ William M. Street
Stephen E. O'Neil                            William M. Street
Director                                     Director

/s/ James S. Welch
James S. Welch
Director

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